UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 26, 2019

Banny Cosmic International Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-27791	98-0412805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Flat 1412, 14F, Tower 1, Silvercord, Canton Road Kowloon, Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (852) 9601 5688

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 8.01	Other Events

On November 26, 2019, our company received notice from Cosmic Equity Group Limited (“Cosmic”), a majority shareholder of our company, that Cosmic had previously entered into stock option agreements (the “Agreements”) with various sales agents (the “Agents”) where, Cosmic has offered to the Agents an option to purchase up to an aggregate of 69,209,658 shares of common stock of our company, held by Cosmic (the “Cosmic Shares”).

Cosmic offered the Cosmic Shares to two groups of Agents. Group 1 was offered up to an aggregate of 35,706,720 Cosmic Shares in three tranches. Tranche 1 was offered in May 2018, Tranche 2 was offered in June 2018 and Tranche 3 was offered in August 2018. The exercise price of the optioned Cosmic Shares for Group 1 is $1.00 for a period of 2 years.

Group 2 was offered up to an aggregate of 33,502,938 Cosmic Shares in December 2018. The exercise price of the optioned Cosmic Shares for Group 2 is $1.00, expiring on or about August 31, 2020.

Cosmic has advised our company that they wish to extend the exercise period of the Cosmic Shares for both Group 1 and Group 2 to December 31, 2021.

As of the date of the Current Report on Form 8-K, Cosmic holds 115,000,000 shares of our company, or 81.48% of our current issued and outstanding. Assuming all of the Cosmic Shares are purchased by the Agents, Cosmic would hold 45,790,342 shares of our common stock or 32.44% of our company’s issued and outstanding. Mr. Liu Wenxin, our president, is the principal shareholder of Cosmic.

Lists of the Agents are attached to this Current Report on Form 8-K as Exhibits 99.1 (Group 1) and 99.2 (Group 2).

Item 9.01	Financial Statements and Exhibits

99.1	Group 1 Agent List

99.2	Group 2 Agent List

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Banny Cosmic International Holdings, Inc.

/s/ Liu Wenxin
Liu Xenxin
Chairman/CEO

Date:	November 27, 2019

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